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                                                                       Exhibit 5

                           [Jenkens & Gilchrist letterhead]


                                   December 4, 1996



RAC Financial Group, Inc.
1250 West Mockingbird Lane
Dallas, Texas 75247

    Re:  Registration Statement on Form S-1 (No. 333-14171)

Gentlemen:

    Concurrently with the giving of this opinion, RAC Financial Group, a Nevada corporation (the "Company"), is filing with the Securities and Exchange Commission (the "Commission") amendment number one to its registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by certain securityholders of the Company (the "Selling Holders") of $100,000,000 aggregate principal amount of 7.25% Convertible Subordinated Notes due 2003 (the "Notes") and the issuance and sale by the Company of 6,439,970 shares (the "Shares" and, together with the Notes, the "Securities") of common stock issuable upon conversion of the Notes, or as inducement therefor (plus any additional shares of common stock that may be issuable upon conversion of the Notes as a result of the andidilution provisions thereof). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

    In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, in each case as amended to date, (ii) copies of resolutions of the Board of Directors of the Company authorizing the issuances of the Securities, (iii) the Registration Statement, and all exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors

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RAC Financial Group, Inc.
December 4, 1996
Page 2

of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

    Based upon the foregoing examination, we are of the opinion that the Notes are duly authorized and validly issued and are binding obligations of the Company and that the Shares to be issued and sold by the Company, as described in the Prospectus forming a part of the Registration Statement, have been duly and validly authorized for issuance and the Shares, when issued in the manner stated in the Prospectus constituting a part of the Registration Statement, will be validly issued, fully paid and nonassessable.

    We note for you that certain matters relating to the valid issuance and binding effect of the Notes are governed by New York law. We are licensed to practice law only in the State of Texas. For purposes of rendering such opinions governed by New York law, we have assumed, with your consent, that the laws of the State of New York and the State of Texas are identical with respect to such matters.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                  Respectfully submitted,

                                  JENKENS & GILCHRIST, A
                                  PROFESSIONAL CORPORATION



                                  By:  /s/ RONALD J. FRAPPIER
                                      ------------------------------------
                                      Ronald J. Frappier, Esq.